Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Inc. ♦ 400 E Las Colinas Blvd., Suite 400 ♦ Irving, TX 75039

FOR IMMEDIATE RELEASE

Williams Industrial Services Group

Reports Second Quarter 2018 Financial Results

•	Revenue was $48.0 million with gross margin from continuing operations of 14.1%
•	Backlog at end of quarter was $174.5 million, up 16% from March 31, 2018

IRVING, Texas, August 14, 2018 – Williams Industrial Services Group Inc. (OTC: WLMS) (“Williams” or the “Company”) today reported its financial results for its second quarter ended June 30, 2018.

As previously reported, the former Mechanical Solutions and Electrical Solutions segments have been classified as discontinued operations and, accordingly, the results for those segments are presented as such. Results of continuing operations are presented as a single segment comprised of the former Services segment and corporate operations, unless otherwise noted.

•

Second quarter 2018 revenue from continuing operations was $48.0 million compared with $58.0 million in the prior-year period. Revenue increased 11% when compared with the trailing first quarter of 2018.

•

Loss from continuing operations for the 2018 second quarter increased $0.6 million to $6.0 million, compared with the prior-year period, which reflects the impact of $2.8  million in restructuring costs. On a diluted per share basis, loss from continuing operations was $(0.33)  of which $(0.15)  was attributable to restructuring costs.

•	Total net loss for the 2018 second quarter was reduced to $7.5 million, or $(0.41) per share, compared with $10.2 million, or $(0.58) per share, for the prior-year period.
•

Adjusted EBITDA from continuing operations for the second quarter 2018 was approximately breakeven compared with $(0.7) million for the second quarter 2017. See NOTE 1—Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of Adjusted EBITDA, as well as a reconciliation of net loss to Adjusted EBITDA.

Tracy Pagliara, President and CEO of Williams, noted, “We are growing our business while also pursuing our plans to transition our corporate office from Dallas, Texas to Atlanta, Georgia and to recapitalize our balance sheet by the end of the third quarter. We have continued to aggressively cut general and administrative expenses to meet our commitment to reduce those expenses to 7% to 9% of revenue for 2019,  excluding restructuring costs. This includes eliminating and consolidating corporate positions as well as reducing IT infrastructure and legal and audit costs and fees. Through these initiatives, the business is being positioned to achieve its significant growth and earnings potential.”

Second Quarter 2018 and Subsequent Progress

•	Backlog has grown by double digits; strong position in base business with long-term customers and growing revenue in decommissioning market.
•	On track to move headquarters location to Atlanta from Dallas by the end of September.
•

General and administrative expenses were $7.0 million, or 15% of revenue, excluding restructuring costs of $2.8 million, including $0.6 million in professional fees associated with strategic alternative reviews and the Koontz-Wagner bankruptcy.

•	Final terms being actively negotiated for the refinancing of the term debt loan, as well as a new asset-based revolver, based on mutually agreed upon term sheets.

Williams Reports Second Quarter 2018 Results

August 14, 2018

•	Leadership for finance team established.
•

Koontz-Wagner bankruptcy ends the Electrical Solutions strategic efforts. In addition to writing off its net investment in Koontz-Wagner, the Company expects to record $12.5 million of liabilities related to the bankruptcy, including the $4.0 million term debt default waiver fee, in the third quarter. Koontz-Wagner operating activities used $3.6 million in cash in the first half of 2018.

Second Quarter 2018 Financial Results Review (Discussion is regarding continuing operations and compared with the corresponding period in 2017 unless noted otherwise)

Second Quarter 2018 Revenue Bridge

(in millions)	$ Change
Second quarter 2017 revenue	$58.0
Plant Vogtle Units 3& 4	11.8
New decommissioning work	4.0
Other project revenue	1.4
Three non-recurring fixed price contracts	(9.2)
Timing of scheduled outage	(18.0)
Total change	(10.0)
Second quarter 2018 revenue	$48.0

Revenue for the quarter was down $10.0 million due to the net change in project revenue.

Compared with the trailing first quarter of 2018, project revenue associated with Plant Vogtle Units 3 & 4 increased $3.4 million, or 40%.

Second Quarter 2018 Gross Profit Bridge

(in millions)	$ Change
Second quarter 2017 gross profit	$6.8
Project revenue and incremental margin	(0.1)
Total change	(0.1)
Second quarter 2018 gross profit	$6.7

Despite the $10.0 million decline in revenue, gross profit remained relatively unchanged for the quarter. Gross profit in the second quarter last year was negatively impacted by $9.3 million of zero margin revenue recognized on loss contracts for which the losses had previously been accrued.

Operating expenses for the second quarter of 2018 were up $0.8 million due primarily to an increase in general and administrative expenses, the majority of which was attributed to a $2.2 million increase in severance expense and a  $0.6 million increase in professional fees related to strategic alternative activities. This increase was partially offset by a $0.7 million reduction in restatement expenses related to the filing of the Annual Report on Form 10-K for the year ended December 31, 2015.

Interest expense increased $0.2 million due to the amortization of deferred financing costs.

Williams Reports Second Quarter 2018 Results

August 14, 2018

Year to Date 2018 Financial Results Review

Year to Date 2018 Revenue Bridge

(in millions)	$ Change
YTD 2017 revenue	$103.6
Net change in project revenue	(6.9)
Reserve release for liquidated damages in Q1 2017	(4.4)
Divestiture of Hetsco	(1.2)
Total change	(12.5)
YTD 2018 revenue	$91.1

Revenue for the first half of 2018 was down $12.5 million due to the timing of a nuclear outage, the substantial completion of four non-recurring fixed price contracts in 2017, the non-recurrence of the release of a $4.4 million liquidated damages contingent liability in the first quarter 2017, the non-recurrence of nuclear, fossil fuel and other industrial projects and the divestiture of Hetsco, Inc. in January 2017. These decreases in revenue were partially offset by an increase from construction activities at Plant  Vogtle Units 3 & 4 and new decommissioning work.

Year to Date 2018 Gross Profit Bridge

(in millions)	$ Change
YTD 2017 gross profit	$5.2
Estimated contract losses	12.3
Reserve release for liquidated damages in Q2 2017	(4.4)
Divestiture of Hetsco	(0.6)
Project revenue and incremental margin	0.7
Total change	8.0
YTD 2018 gross profit	$13.2

Gross profit for the first half of 2018 was up $8.0 million due to the non-recurrence of $12.3 million of losses recognized on three non-recurring fixed price contracts in 2017 which was partially offset by the non-recurrence of the release of a $4.4 million liquidated damages contingent liability in the first quarter of 2017.

Operating expenses for the first half of 2018 were down $2.4 million due primarily to a $2.3 million reduction in restatement expenses related to the filing of the Annual Report on Form 10-K for the year ended December 31, 2015. General and administrative expenses, excluding restatement expenses, were up $0.5 million as a result of an increase in severance expense and professional fees related to strategic alternative activities. The increase in general and administrative expenses was partially offset by a decrease in stock-based compensation expense and other expenses.

Balance Sheet and Cash Flow

For the six months ended June 30, 2018, the Company’s operating activities, including discontinued operations, used $4.3 million of cash. Continuing operations in that period used $0.2 million in cash. At the end of the second quarter, Williams had $11.7 million in cash, of which $6.6 million was restricted. The Company is currently negotiating the refinancing of its term-debt facility as well as a new asset-based loan facility.

The Company’s liquidity remains constrained as a result of continued losses, inconsistent cash flows from operations and constraints on borrowing additional amounts for short-term working capital needs or issuing additional standby letters of credit.

Outlook

At June 30, 2018, backlog was $174.5 million, up 27% from $137.7 million at the end of 2017 and up 16% from the end of the first quarter of 2018. Driving the expansion of backlog was the increase in construction activities at Plant Vogtle Units 3 & 4 and other new contract awards.

Williams Reports Second Quarter 2018 Results

August 14, 2018

Webcast and Teleconference

The Company will host a conference call on Wednesday, August 15, 2018, at 10:00 a.m. Eastern time (9:00 a.m. Central). A webcast of the call and an accompanying slide presentation will be available at www.wisgrp.com. To access the conference call by telephone, listeners should dial 201-493-6780.

An audio replay of the call will be available from 1:00 p.m. Eastern time (12:00 p.m. Central) on the day of the teleconference until the end of day on August 29, 2018. To listen to the audio replay, dial 412-317-6671 and enter conference ID number 13681634. Alternatively, you may access the webcast replay at http://ir.wisgrp.com/, where a transcript will be posted once available.

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company provides a broad range of general and specialty construction, maintenance and modification, and plant management support services to the nuclear, hydro and fossil power generation, pulp and paper, refining, petrochemical and other process and manufacturing industries. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisg.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the impact of Koontz-Wagner’s bankruptcy, management’s ability to position the Company to fulfill its significant potential for future growth and profitability, the Company’s ability to come to new terms under its lending agreement, including closing on an asset-based loan, the Company’s ability to comply with the terms of its debt instruments, the impact of planned cost reductions, reorganization and restructuring efforts, the Company’s ability to implement its liquidity plan, expectations for growth of the business in 2018 and ability to realize the inherent value in the Company’s capabilities, ability to compete well in Williams’ markets, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its credit facility and enter into new lending facilities and access letters of credit, ability to timely file its periodic reports with the U.S. Securities and Exchange Commission (the “SEC”), ability to implement strategic initiatives, business plans, and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Annual Report on Form 10-K for its 2017 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, Williams undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned to not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

Financial Tables Follow.

Williams Reports Second Quarter 2018 Results

August 14, 2018

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except share and per share amounts)	2018	2017	2018	2017
Revenue	$47,975	$57,981	$91,096	$103,613
Cost of revenue	41,228	51,227	77,899	98,414

Gross profit	6,747	6,754	13,197	5,199
Gross margin	14.1%	11.6%	14.5%	5.0%

Selling and marketing expenses	476	717	902	1,284
General and administrative expenses	9,751	8,593	16,341	18,138
Depreciation and amortization expense	220	329	441	664
Total operating expenses	10,447	9,639	17,684	20,086

Operating loss	(3,700)	(2,885)	(4,487)	(14,887)
Operating margin	(7.7)%	(5.0)%	(4.9)%	(14.4)%

Interest expense, net	2,397	2,243	3,775	3,944
Gain on sale of business and net assets held for sale	—	—	—	(239)
Other (income) expense, net	(293)	1	(505)	—
Total other (income) expenses, net	2,104	2,244	3,270	3,705

Loss from continuing operations before income tax expense (benefit)	(5,804)	(5,129)	(7,757)	(18,592)
Income tax expense (benefit)	220	300	505	(1,538)
Loss from continuing operations	(6,024)	(5,429)	(8,262)	(17,054)

Loss from discontinued operations before income tax expense (benefit)	(2,195)	(4,523)	(3,903)	(8,767)
Income tax expense (benefit)	(725)	241	(683)	1,220
Loss from discontinued operations	(1,470)	(4,764)	(3,220)	(9,987)

Net loss	$(7,494)	$(10,193)	$(11,482)	$(27,041)

Basic loss per common share
Loss from continuing operations	$(0.33)	$(0.31)	$(0.46)	$(0.97)
Loss from discontinued operations	(0.08)	(0.27)	(0.18)	(0.57)
Basic loss per common share	$(0.41)	$(0.58)	$(0.64)	$(1.54)

Diluted loss per common share
Loss from continuing operations	$(0.33)	$(0.31)	$(0.46)	$(0.97)
Loss from discontinued operations	(0.08)	(0.27)	(0.18)	(0.57)
Diluted loss per common share	$(0.41)	$(0.58)	$(0.64)	$(1.54)

Weighted average common shares outstanding (basic and diluted)	18,233,226	17,551,664	18,087,368	17,511,232

Williams Reports Second Quarter 2018 Results

August 14, 2018

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

($ in thousands, except share and per share amounts)	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$5,136	$4,594
Restricted cash	6,568	11,562
Accounts receivable, net of allowance of $1,014 and $1,568, respectively	21,613	26,060
Costs and estimated earnings in excess of billings	14,115	11,487
Other current assets	1,638	4,006
Current assets of discontinued operations	21,271	27,922
Total current assets	70,341	85,631

Property, plant and equipment, net	1,175	1,712
Goodwill	35,400	35,400
Intangible assets	12,500	12,500
Other long-term assets	1,545	573
Total assets	$120,961	$135,816

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,269	$5,080
Accrued compensation and benefits	10,516	7,481
Billings in excess of costs and estimated earnings	6,106	7,049
Other current liabilities	5,199	5,552
Current liabilities of discontinued operations	22,364	28,802
Total current liabilities	49,454	53,964
Long-term debt, net	25,717	24,304
Deferred tax liabilities	10,324	9,921
Other long-term liabilities	1,496	2,390
Long-term liabilities of discontinued operations	2,406	3,110
Total liabilities	89,397	93,689
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 19,715,605 and 19,360,026 shares issued, respectively, and 18,486,758 and 17,946,386 shares outstanding, respectively	197	193
Paid-in capital	79,823	78,910
Retained earnings (deficit)	(48,444)	(36,962)
Treasury stock, at par (1,228,847 and 1,413,640 common shares, respectively)	(12)	(14)
Total stockholders’ equity	31,564	42,127
Total liabilities and stockholders’ equity	$120,961	$135,816

Williams Reports Second Quarter 2018 Results

August 14, 2018

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2018	2017
Operating activities:
Net loss	$(11,482)	$(27,041)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net loss from discontinued operations	3,220	9,987
Deferred income tax expense (benefit)	403	(1,602)
Depreciation and amortization on plant, property and equipment and intangible assets	441	664
Amortization of deferred financing costs	219	81
Loss on disposals of property, plant and equipment	210	30
Gain on sale of business and net assets held for sale	—	(239)
Bad debt expense	(67)	45
Stock-based compensation	507	1,429
Payable-in-kind interest	1,301	531
Changes in operating assets and liabilities, net of business sold:
Accounts receivable	4,514	(6,212)
Costs and estimated earnings in excess of billings	(2,628)	4,379
Other current assets	2,368	5,928
Other assets	(1,079)	2,572
Accounts payable	189	(1,008)
Accrued and other liabilities	2,608	(4,110)
Billings in excess of costs and estimated earnings	(943)	1,475
Net cash provided by (used in) operating activities, continuing operations	(219)	(13,091)
Net cash provided by (used in) operating activities, discontinued operations	(4,110)	7,374
Net cash provided by (used in) operating activities	(4,329)	(5,717)
Investing activities:
Proceeds from sale of business, net of restricted cash and transaction costs	—	20,206
Purchase of property, plant and equipment	(114)	(11)
Other investing activities	—	3,286
Net cash provided by (used in) investing activities, continuing operations	(114)	23,481
Net cash provided by (used in) investing activities, discontinued operations	319	(573)
Net cash provided by (used in) investing activities	205	22,908
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(328)	(223)
Debt issuance costs	—	(1,704)
Dividends paid	—	(9)
Proceeds from long-term debt	—	161,599
Payments of long-term debt	—	(165,515)
Net cash provided by (used in) financing activities, continuing operations	(328)	(5,852)
Net cash provided by (used in) financing activities, discontinued operations	—	—
Net cash provided by (used in) financing activities	(328)	(5,852)
Effect of exchange rate change on cash, continuing operations	—	25
Effect of exchange rate change on cash, discontinued operations	—	261
Effect of exchange rate change on cash	—	286
Net change in cash, cash equivalents and restricted cash	(4,452)	11,625
Cash, cash equivalents and restricted cash, beginning of period	16,156	11,570
Cash, cash equivalents and restricted cash, end of period	$11,704	$23,195

Supplemental Disclosures:
Cash paid for interest	$1,498	$3,416
Cash paid for income taxes, net of refunds	$16	$992
Noncash repayment of revolving credit facility	$—	$(36,224)
Noncash upfront fee related to senior secured term loan facility	$—	$(3,150)

Williams Reports Second Quarter 2018 Results

August 14, 2018

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

CONSOLIDATED ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2017	2018	2017
Net loss-continuing operations	$(6,024)	$(5,429)	$(8,262)	$(17,054)
Add back:
Depreciation and amortization expense	220	329	441	664
Gain on sale of business and net assets held for sale	—	—	—	(239)
Interest expense, net	2,397	2,243	3,775	3,944
Restatement expenses	30	713	160	2,433
Stock-based compensation	313	708	507	1,429
Income tax expense (benefit)	220	300	505	(1,538)
Bank restructuring costs	—	150	—	350
Severance costs	2,202	31	2,216	182
Asset disposition costs	489	208	815	244
Franchise taxes	65	76	130	152
Adjusted EBITDA-continuing operations	(88)	(671)	287	(9,433)
Adjusted EBITDA-discontinued operations	(1,831)	(2,406)	(3,537)	(5,003)
Adjusted EBITDA	$(1,919)	$(3,077)	$(3,250)	$(14,436)

NOTE 1—Non-GAAP Financial Measures

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of our net loss before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization. The Company’s management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and unusual gains or charges (stock-based compensation, restatement expenses, asset disposition costs, gain on sale of business and net assets held for sale, bank restructuring costs and severance costs), which are not always commensurate with the reporting period in which such items are included. Williams’ credit facility also contains ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.